EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 2002 relating to the financial statements which appear in Sensytech, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 7, 2003